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                                                        EXHIBIT 3.7

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NOBLE DRILLING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 1997, AT 10:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                                [SEAL]         /s/ EDWARD J. FREEL
                                       -----------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:
0372723  8100                                           8384162
                                                 DATE:
971092496                                               03-24-97


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                           CERTIFICATE OF ELIMINATION
                                       OF
                  SHARES OF $1.50 CONVERTIBLE PREFERRED STOCK
                                       OF
                           NOBLE DRILLING CORPORATION

       Noble Drilling Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware,

       Does hereby certify:

       FIRST: That the total number of shares which said corporation has authority to issue is 200,000,000 shares of Common Stock of the par value of $.10 each and 15,000,000 shares of Preferred Stock of the par value of $1.00 each.

       SECOND: That pursuant to the provisions of the Certificate of Designations filed by the corporation with the Delaware Secretary of State on September 15, 1994 (the "Certificate of Designations"), the corporation created a series of the class of authorized Preferred Stock designated as "$1.50 Convertible Preferred Stock."

       THIRD: That pursuant to the provisions of the Certificate of Designations, 4,023,779 shares of $1.50 Convertible Preferred Stock have been surrendered to the corporation for conversion into shares of its Common Stock, and 1,221 shares of $1.50 Convertible Preferred Stock have been redeemed.

       FOURTH: That the 4,023,779 shares of $1.50 Convertible Preferred Stock so surrendered for conversion and the 1,221 shares of $1.50 Convertible Preferred Stock so redeemed, in the aggregate constitute all the outstanding shares of said $1.50 Convertible Preferred Stock; and that pursuant to Section 6 of the Certificate of Designations, said shares of $1.50 Convertible Preferred Stock when so redeemed or surrendered for conversion were restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of $1.50 Convertible Preferred Stock.

       IN WITNESS WHEREOF, Noble Drilling Corporation has caused this certificate to be signed by James C. Day, its Chairman, President and Chief Executive Officer on this 20th day of March, 1997.


                                           NOBLE DRILLING CORPORATION



                                           By:   /s/ JAMES C. DAY
                                                --------------------------------
                                                James C. Day, Chairman,
                                                President and Chief Executive
                                                Officer